EXHIBIT 10.7

AMENDMENT NO. 1

THIS AMENDMENT NO. 1, dated as of September 20, 2010 (this “Amendment No. 1”), is entered into by and among TOYS “R” US-DELAWARE, INC., a Delaware corporation (the “Borrower”), the lenders party hereto (collectively, the “Lenders”; and each individually, a “Lender”), and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, certain lenders party thereto (the “Initial Lenders”), the Administrative Agent, and certain other agents and lenders named therein entered into that certain Amended and Restated Credit Agreement, dated as of August 24, 2010 (as amended from time to time pursuant to the terms thereof, the “Amended and Restated Credit Agreement”) pursuant to which the Initial Lenders made certain loans and certain other extensions of credit to the Borrower; and

WHEREAS, the parties hereto intend to amend the Amended and Restated Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1 Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

(a) “Amended and Restated Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.

(b) “Amendment Date” shall mean the first date on which all conditions set forth in Section 3 of this Agreement are satisfied, which date was September 20, 2010.

1.2 Other Definitions. Unless otherwise defined or the context otherwise requires, capitalized terms for which meanings are not provided herein shall have the meanings ascribed such terms in the Amended and Restated Credit Agreement.

SECTION 2

AMENDMENTS

2.1 Amendment to Credit Agreement. Subject to the satisfaction of the closing conditions set forth in Section 3 below, from and after the Amendment Date, the Amended and Restated Credit Agreement is amended as follows:

(i) The definition “Amendment No. 1” shall be added in appropriate alphabetical order to read as follows:

‘“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of September 20, 2010, among the Borrower, the Lenders party thereto and Bank of America, as Administrative Agent.’;

(ii) The definition of “Eligible Assignee” is amended by amending and restating clause (d) thereof in its entirety to read as follows:

“(d) any other commercial bank, insurance company, investment or mutual fund that is engaged in the business of making, purchasing, holding or investing in commercial or bank loans and similar extensions of credit or a commercial finance company, which Person, together with its Affiliates or Approved Funds, have a combined capital and surplus or net asset value in excess of $750.0 million;”; and

(iii) The definition of “Loan Documents” is amended and restated in its entirety to read as follows:

‘“Loan Documents” means this Agreement, each Note, the Guarantees, the Security Documents and Amendment No. 1.”.

2.2 Effect of Amendment. Except as modified hereby, all of the terms and provisions of the other Loan Documents remain in full force and effect. To the extent that any conflict may exist between the provisions of this Amendment No. 1 and the provisions of the Amended and Restated Credit Agreement, then this Amendment No. 1 shall control.

SECTION 3

CLOSING CONDITIONS

3.1 Conditions Precedent. This Amendment No. 1 shall become effective as of the Amendment Date upon receipt by the Administrative Agent of this Amendment No. 1, duly executed by the Borrower, the Administrative Agent and the Required Lenders.

SECTION 4

MISCELLANEOUS

4.1 Amended Terms. The term “Credit Agreement” as used in each of the Loan Documents shall hereafter mean the Amended and Restated Credit Agreement as amended by this Amendment No. 1. Except as specifically amended hereby or otherwise agreed, each of the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their respective terms.

4.2 Loan Document. This Amendment No. 1 shall constitute a Loan Document under the terms of the Amended and Restated Credit Agreement and shall be subject to the terms and conditions thereof (including, without limitation, Sections 10.14 and 10.15 of the Credit Agreement).

4.3 Entirety. This Amendment No. 1 and the other Loan Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.4 Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment No. 1 by telecopy or electronic mail shall be effective as an original and shall constitute a representation that an original shall be delivered.

4.5 Fees. Notwithstanding anything to the contrary in the Amended and Restated Credit Agreement, including without limitation Section 10.04 thereof, the Borrower shall not be required to reimburse the Administrative Agent or any other Agent or Lender, and shall not be liable, for any expenses (including fees and expenses of counsel) incurred in connection with the preparation, execution or delivery of this Amendment No. 1.

4.6 GOVERNING LAW. THIS AMENDMENT NO. 1 AND ALL ACTIONS ARISING UNDER THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature pages follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment No. 1 to be duly executed and delivered as of the date first above written.

TOYS “R” US-DELAWARE, INC.,
as Borrower

By:	/s/ F. Clay Creasey, Jr.
	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President – Chief Financial Officer

[Amendment No. 1]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Kimberly D. Williams
	Name:	Kimberly D. Williams
	Title:	Vice President

[Amendment No. 1]

[ ], as a Lender

By:
Name:

[Amendment No. 1]